EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT


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DEAN HELLER
SECRETARY OF STATE                                     FILED# C 5404-99
204 NORTH CARSON STREET, SUITE 1                         NOV 22 2004
CARSON CITY, NEVADA 89701-4299                          IN THE OFFICE OF
(775) 684 5708 WEBSITE: secretaryofstate.biz             DEAN HELLER
                                                      SECRETARY OF STATE
CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 and 78.390)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation: China Wireless Communications, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article II

The amount of total authorized capital stock which the Corporation shall have authority to issue is 250,000,000 shares of common stock, each with $0.001 par value, and 1,000,000 shares of preferred stock, each with $0.01 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 19,079,082 shares (50.4%) voted in favor

4. Effective date of filing (optional):
                                        ----------------------------------------
                 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ Pedro E. Racelis, II
                                ------------------------------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.  SEE ATTACHED FEE SCHEDULE.

                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                            Revised on: 11/03/03